Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-282102) on Form S-1 of Chain Bridge Bancorp, Inc. of our report dated March 22, 2024, relating to the consolidated financial statements of Chain Bridge Bancorp, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

September 30, 2024